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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

THIS AGREEMENT, is made and entered into this 15th day of March 2002, by and between Fresenius Medical Care North America ("FMC" or the "EMPLOYER"), with principal offices located at 95 Hayden Avenue, Lexington, MA 02420 and Robert "Rice" M. Powell, Jr. ("EMPLOYEE") currently residing at 59 Rocky Brook Road, North Andover, MA 01845.

WITNESSETH:

WHEREAS, FMC desires to employ EMPLOYEE as Senior Vice President and President of the Dialysis Products Division , and,

WHEREAS, the parties hereto desire to express the terms and conditions of such employment.

NOW THEREFORE, it is understood and agreed to between the parties as follows:

1. EMPLOYMENT. FMC hereby employs EMPLOYEE as Senior Vice President and President of Dialysis Products Division, and EMPLOYEE hereby accepts the employment upon the terms and conditions of this Agreement.

2. TERM. The term of this Agreement shall commence as of March 15, 2002 and continue thereafter, unless terminated in accordance with the provisions hereinafter stated. THE INITIAL TERM SHALL BE RENEWED BY A SUCCESSIVE ONE
      (1) YEAR PERIOD UNLESS EITHER PARTY GIVES WRITTEN NOTICE OF NON-RENEWAL TO THE OTHER PARTY AT LEAST THIRTY (30) DAYS PRIOR TO ANY TERMINATION DATE. THE INITIAL TERM AND ANY SUBSEQUENT RENEWAL PERIODS SHALL BE CALLED THE "EMPLOYMENT TERM."

3. DUTIES AND RESPONSIBILITIES. EMPLOYEE shall serve full time as Senior Vice President and President of the Dialysis Products Division and in this position, EMPLOYEE will have full management responsibility for Dialysis Products Division, Spectra Renal Management and Corporate Information Services . EMPLOYEE shall report directly to the Chief Executive Officer. EMPLOYEE shall to the best of his ability and experience competently, loyally, diligently and conscientiously perform all of the duties and obligations expressly or implicitly required under this Agreement. EMPLOYEE further agrees that, in conducting business in the interest of the EMPLOYER, he will not engage in, knowingly permit others under his control to carry on, or induce others to engage in any practice or commit any acts in violation of any federal or state or local law or ordinance.

4.    COMPENSATION AND BENEFITS.

      a) Base Salary. EMPLOYER shall pay EMPLOYEE for all services rendered a base salary of Three Hundred Fifty Thousand Dollars and No Cents ($350,000) per year, (the "Base Salary"), payable in accordance with FMC's payroll procedures, subject to customary withholding and employment taxes. At the end of each year of employment hereunder, EMPLOYEE's performance for the prior year shall be reviewed and evaluated. If EMPLOYEE's performance is satisfactory, EMPLOYEE shall receive an increase in his base salary commensurate with level of achievement.

      b) Incentive Compensation. During EMPLOYEE's employment with FMC, EMPLOYEE shall be entitled to participate in FMC's Management Bonus Plan and any other such incentive compensation plans as are now available or may become available to other similarly positioned senior executives of FMC. EMPLOYEE will be in the senior executive eligibility Level I, wherein the target level bonus is forty percent (40%) and the maximum bonus is eighty percent (80%) of base salary. Funding for the plan is based upon attainment of specific individual and company financial objectives. EMPLOYEE's entitlement to a bonus under the Management Bonus Plan will be governed by terms of that Plan.
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      c)    Stock Plan. EMPLOYEE shall be eligibly to participate in the current
            Fresenius Medical Care AG Stock Incentive Plan, and any future stock incentive plan (individually a "Stock Plan" and collectively, the "Stock Plans"), subject to IRS approval of such respective Stock Plans. In addition to the existing options to purchase Fresenius Medical Care AG Preference Shares previously granted to EMPLOYEE
            (the "Existing Options"), EMPLOYEE shall be eligible to receive additional option grants in amounts as and if approved by the Fresenius Medical Care AG Managing Board.

      d) Benefit Programs. EMPLOYEE shall continue to be eligible to participate in the group employee benefits programs at the senior executive level as now established or which subsequently become available.

      e) Life Insurance. EMPLOYEE will be provided with life insurance in accordance with FMC's policy, currently capped at Four Hundred Thousand Dollars ($400,000). EMPLOYEE will be provided with the opportunity to purchase supplemental life insurance of an additional Six Hundred Thousand Dollars ($600,000) beyond the current policy of coverage at his own expense, with proof of good health.

      f) Automobile. EMPLOYEE will be provided with a company car allowance of Seven Hundred Dollars ($700) paid monthly and treated as ordinary income.

      g) Financial Planning/Tax Preparation. EMPLOYEE will be provided with an allowance of One Thousand Dollars ($1,000) to be paid based upon submitted documentation of expenses incurred as a result of financial planning assistance or income tax preparation. Reimbursement will be treated as ordinary income.

      h) Expenses. EMPLOYEE will be reimbursed for travel and other expenses related to the performance of his duties under the Agreement and in accordance with the EMPLOYER's policies.

      i) Vacation/PTO. EMPLOYEE shall be allowed to carry-over up to two hundred (200) hours from year-to-year without losing such time. EMPLOYEE shall also accrue PTO days at the maximum available to senior executives which currently provides for thirty (30) days of PTO per year.

5. TERMINATION OF EMPLOYMENT. EMPLOYEE's employment hereunder may be terminated under the following circumstances:

      a) Death. EMPLOYEE's employment hereunder shall terminate upon his death.

      b) Total Disability. The EMPLOYER may terminate EMPLOYEE's employment hereunder upon EMPLOYEE becoming "Totally Disabled." For purposes of this Agreement, EMPLOYEE shall be "Totally Disabled" if EMPLOYEE is physically or mentally incapacitated so as to render EMPLOYEE incapable of performing EMPLOYEE's usual and customary duties under this Agreement. EMPLOYEE's receipt of Social Security disability benefits or disability benefits under a Company-sponsored long-term disability plan shall be deemed conclusive evidence of Total Disability for purpose of this Agreement; provided, however, that in the absence of EMPLOYEE's receipt of such Social Security or long-term disability benefits, the Company's Board of Directors may, in its reasonable discretion (but based upon medical evidence), determine that EMPLOYEE is Totally Disabled.

      c) Voluntary Termination. EMPLOYER or EMPLOYEE may terminate EMPLOYEE's employment hereunder at any time after providing written notice to the other party. The EMPLOYEE is required to give the EMPLOYER at least thirty (30) days written notice if he wishes to terminate his employment pursuant to this provision.

      d) Termination by the EMPLOYER for Cause. The EMPLOYER may terminate EMPLOYEE's employment for Cause at any time after providing thirty
            (30) days' written notice to EMPLOYEE. Such notice shall specify in reasonable detail the nature of the Cause, and during such thirty
            (30) day period, EMPLOEE shall have the opportunity to cure the stated Cause, if at all possible. If EMPLOYEE fails to cure a state Cause, or if such Cause cannot be cured, EMPLOYEE's employment hereunder shall terminate at the end of the thirty (30) day period, but without prejudice to EMPLOYEE's right to contest the existence of any


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            stated Cause or to contest the fact that the Cause has not been cured. For purposes of this Agreement, the term "Cause" shall mean, with respect to the EMPLOYEE, any of the following: (i) conviction of EMPLOYEE of a felony; (ii) deliberate and continual refusal to satisfactorily perform employment duties reasonably requested by the EMPLOYER; (iii) fraud or embezzlement determined in accordance with the EMPLOYER's normal, internal investigative procedures consistently applied in comparable circumstances to EMPLOYEES; (iv) failure to obtain and maintain in good order any licenses required for EMPLOYEE to perform his duties under this Agreement; or (v) a breach of any of the covenants set forth in Section 7 below.

      e) Termination by EMPLOYEE for Cause. This Agreement may be terminated by EMPLOYEE in the event of a breach by FMC of any of its obligations under this Agreement, provided EMPLOYEE gives FMC written notice specifying the manner in which he believes FMC has breached this Agreement and FMC has thirty (30) days from receipt of such notice to cure such breach, or in the case of other than a non-payment of money breach, if such breach cannot be cured within thirty (30) days, to commence a good faith effort to cure.

      f) Notice of Termination. Any termination by the EMPLOYER or the EMPLOYEE under this Agreement shall be communicated by notice of termination to the other party hereto. For purposes of this Agreement, a Notice of Termination shall mean a notice in writing which shall indicate the specific termination provision in this Agreement relied upon to terminate EMPLOYEE's employment and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of EMPLOYEE's employment under the provision so indicated.

6.    COMPENSATION FOLLOWING TERMINATION OF RETENTION.

      a) Under all circumstances, upon termination the EMPLOYEE shall be entitled to receive:

            (i) Any accrued but unpaid Base Salary for services rendered to the date of termination;

            (ii)  Accrued PTO; and

            (iii) Any benefits to which EMPLOYEE may be entitled upon
                  termination pursuant to the plans, policies and arrangements referred to in Section 4 hereof shall be determined and paid in accordance with the terms of such plans, policies and arrangements. EMPLOYEE shall have one (1) year from any such termination to exercise his Vested Stock Option. Should he fail to exercise these options within this period, they will be forfeited at the end of that period.

      b) In the event that EMPLOYEE's employment hereunder is voluntarily terminated by the EMPLOYER in accordance with Section 5(c), or in the event that EMPLOYEE's employment hereunder is terminated by the EMPLOYEE in accordance with Section 5(e), the EMPLOYEE shall also be entitled to receive:

                  (i) A payment equal to eighteen (18) months Base Salary, at the rate in effect on the date of termination of employment, such amount to be paid as salary continuation with benefits. EMPLOYEE may request and FMC will agree that any remaining salary continuation be paid in a lump sum. If a lump sum is selected, all benefits entitlement will cease as of the date of such payment; and

                  (ii) A pro-rated portion of the EMPLOYEE's annual bonus based upon termination or work date.

      c) Any stock options or other awards will continue to vest in accordance with the terms of the award and the plan pursuant to which it was made. If the terms of any award and governing plan are silent with respect to termination of employment, such award will lapse immediately upon such termination.

7. NON-DISCLOSURE/NON COMPETITION AGREEMENT. EMPLOYEE acknowledges that during the term of employment with EMPLOYER, he will have access to and become acquainted with Confidential Information of


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      the EMPLOYER. Confidential Information means all information related to the present or planned business of FMC that has not been released publicly by authorized representatives of FMC, and shall include but not be limited to, trade secrets and know-how, inventions, marketing and sales programs, employee, customer, patient and supplier information, information from patient medical records, financial data, pricing information, regulatory approval and reimbursement strategies, data, operations and clinical manuals.

      EMPLOYEE agrees not to use or disclose, directly or indirectly, any Confidential Information of FMC at any time and in any manner, except as required in the course of his employment with FMC or with the express written authority of FMC.

      EMPLOYEE understands that his non-disclosure obligations will continue following his termination of employment.

      EMPLOYEE agrees that during the term of his employment, and for a period of one (1) year immediately after, he leaves the employment of FMC for any reason or the end of the period during which EMPLOYEE continues to receive salary continuation after leaving the employment of FMC, whichever is greater, EMPLOYEE will not directly or indirectly for his own benefit or the benefit of others:

      a) render services for a competing organization in connection with competing products as an employee, officer, agent, broker, consultant, partner, stockholder (except that EMPLOYEE may own three percent (3%) or less of the equity securities of any publicly-traded company);

      b) hire or seek to persuade any employee of FMC to discontinue employment or to become employed in any competing organization or seek to persuade any independent contractor or supplier to discontinue its relationship with FMC; and

      c) solicit, direct, take away or attempt to take away any business or customers of FMC.

      Nothing in this Agreement would preclude EMPLOYEE from working for a competitor of FMC's subsequent to termination of EMPLOYEE's employment provided EMPLOYEE will not be engaged, directly or indirectly, in any business in which FMC is actively engaged at the time of EMPLOYEE's termination or in any new business which FMC is in the process of setting up in which EMPLOYEE had direct involvement while employed by FMC. EMPLOYEE also agrees to inform FMC of any such employment with a competitor before beginning such employment.

8.    ENFORCEMENT OF COVENANTS.

      a) EMPLOYEE agrees that if the EMPLOYER determines that EMPLOYEE has breached any of the covenants set forth in Section 7 at any time, the EMPLOYER shall have the right, notwithstanding anything herein to the contrary, to discontinue any or all amounts otherwise payable to EMPLOYEE hereunder. Such termination of employment or discontinuance of payments shall be in addition to and shall not limit any and all other rights and remedies that the EMPLOYER may have against EMPLOYEE.

      b) Right to Injunction. EMPLOYEE acknowledges that a breach of the covenants set forth in Section 7 hereof will cause irreparable damage to the EMPLOYER with respect to which the EMPLOYER's remedy at law for damages will be inadequate. Therefore, in the event of breach or anticipatory breach of the covenants set forth in this section by EMPLOYEE, EMPLOYEE and the EMPLOYER agree that the EMPLOYER shall be entitled to the following particular forms of relief, in addition to remedies otherwise available to it at law or equity: injunctions, both preliminary and permanent, enjoining or restraining such breach or anticipatory breach and EMPLOYEE hereby consents to the issuance thereof forthwith and without bond by any court of competent jurisdiction.

      c) Separability of Covenants. The covenants contained in Section 7 hereof constitute a series of separate covenants, one for each applicable State in the United States and the District of Columbia, and one for each applicable foreign country. If in any judicial proceeding, a court shall hold that any of the covenants set


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            forth in Section 7 exceed the time, geographic, or occupational limitations permitted by applicable laws, EMPLOYEE and the EMPLOYER agree that such provisions shall and are hereby reformed to the maximum time, geographic, or occupational limitations permitted by such laws. Further, in the event a court shall hold unenforceable any of the separate covenants deemed included herein, then such unenforceable covenant or covenants shall be deemed eliminated from the provisions of this Agreement for the purpose of such proceeding to the extent necessary to permit the remaining separate covenants to be enforced in such proceeding. EMPLOYEE and the EMPLOYER further agree that the covenants in Section 7 shall each be construed as a separate agreement independent of any other provisions of this Agreement, and the existence of any claim or cause of action by Employee against the Company whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants in Section 7.

9. FMC DOCUMENTS AND EQUIPMENT. All documents and equipment relating to the business of FMC, whether prepared by EMPLOYEE or otherwise coming into EMPLOYEE's possession, are the exclusive property of FMC, and must not be removed from the premises of FMC except as required in the course of employment. Any such documents and equipment must be returned to FMC when EMPLOYEE leaves the employment of FMC.

10. WITHHOLDING OF TAXES. The EMPLOYER may withhold from any compensation and benefits payable under this Agreement all applicable federal, state, local, or other taxes.

11. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement shall constitute the entire agreement between the parties and supersedes all existing agreements between them, whether oral or written, with respect to the subject matter hereof. Any waiver, alteration, or modification of any of the provisions of this Agreement, or cancellation or replacement of this Agreement shall be accomplished in writing and signed by the respective parties.

12. NOTICES. Any notice, consent, request or other communication made or given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address as each may specify by notice to the others:

                     To the Employer:

                           Fresenius Medical Care North America
                           Corporate Headquarters
                           Two Ledgemont Center
                           95 Hayden Avenue
                           Lexington, MA 02420-9192
                           Attention: Vice President, Human Resources

                     To Employee:

                           At the address for Employee set forth above

13. GOVERNING LAW. This Agreement shall be construed in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts.


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
14. SEPARABILITY. If any term or provision of this Agreement is declared illegal or unenforceable by any court of competent jurisdiction and cannot be modified to be enforceable, such term or provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by the undersigned duly authorized persons as of the day and year first stated above.

                                        NATIONAL MEDICAL CARE, INC. D/B/A
                                        FRESENIUS MEDICAL CARE
WITNESS                                 NORTH AMERICA, EMPLOYER


 /s/ Lorraine Gettings                  By: /s/ Ben J. Lipps                               6/6/02
----------------------------                ----------------------------------             ------
                                            Ben J. Lipps                                   (DATE)
                                            Chief Executive Officer

WITNESS                                 ROBERT "RICE" M. POWELL, JR.

  /s/ Brian O'Connell                   /s/ Robert Maurice Powell                          5/29/02
----------------------------            --------------------------------------             -------
                                        (Employee Signature)                               (DATE)


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